Exhibit 99.1

Zuora Reports First Quarter Fiscal 2025 Results
Operating cash flow grew to $32.9 million compared to $14.6 million last year
Adjusted free cash flow grew to $31.4 million compared to $13.0 million last year
GAAP operating margin increased 16 percentage points year-over-year
Non-GAAP operating margin increased 11 percentage points year-over-year
Subscription revenue grew 10% year-over-year

Redwood City, Calif. – May 22, 2024 – Zuora, Inc. (NYSE: ZUO), a leading monetization suite for modern business, today announced financial results for its fiscal first quarter ended April 30, 2024.
“Our first quarter speaks to the quality of our install base and ability to drive strong expansion with innovations including the recent acquisition of Togai,” said Tien Tzuo, Founder and CEO at Zuora. “As more companies look to monetize with subscription, usage and other business models, they continue to look to our offerings to accelerate their Total Monetization strategies.”

First Quarter Fiscal 2025 Financial Results:
•Revenue: Subscription revenue was $99.0 million, an increase of 10% year-over-year. Total revenue was $109.8 million, an increase of 6% year-over-year.
•GAAP Loss from Operations: GAAP loss from operations was $4.0 million, compared to a loss from operations of $20.2 million in the first quarter of fiscal 2024.
•Non-GAAP Income from Operations: Non-GAAP income from operations was $18.6 million, compared to non-GAAP income from operations of $6.1 million in the first quarter of fiscal 2024.
•GAAP Net Loss: GAAP net loss was $13.7 million, or 12% of revenue, compared to a net loss of $19.3 million, or 19% of revenue, in the first quarter of fiscal 2024. GAAP net loss per share was $0.09 based on 146.7 million weighted-average shares outstanding, compared to a net loss per share of $0.14 based on 136.2 million weighted-average shares outstanding in the first quarter of fiscal 2024.
•Non-GAAP Net Income: Non-GAAP net income was $16.8 million, compared to non-GAAP net income of $6.9 million in the first quarter of fiscal 2024. Non-GAAP net income per share was $0.11 based on 146.7 million weighted-average shares outstanding, compared to non-GAAP net income per share of $0.05 based on 136.2 million weighted-average shares outstanding in the first quarter of fiscal 2024.
•Cash Flow: Net cash provided by operating activities was $32.9 million, compared to net cash provided by operating activities of $14.6 million in the first quarter of fiscal 2024.
•Adjusted Free Cash Flow: Adjusted free cash flow was $31.4 million compared to $13.0 million in the first quarter of fiscal 2024.
•Cash and Investments: Cash and cash equivalents and short-term investments were $547.2 million as of April 30, 2024.
Descriptions of our non-GAAP financial measures are contained in the section titled "Explanation of Non-GAAP Financial Measures" below and reconciliations of GAAP and non-GAAP financial measures are contained in the tables below.

Key Metrics and Business Highlights:
•Customers with annual contract value (ACV) equal to or greater than $250,000 were 451, up from 436 as of April 30, 2023.
•Dollar-based retention rate (DBRR) was 104%, compared to 108% as of April 30, 2023.
•Annual Recurring Revenue (ARR) was $404.4 million compared to $373.9 million as of April 30, 2023, representing ARR growth of 8%.
•Announced the planned acquisition of Togai, a leading metering and rating solution, to enhance Zuora's usage-based offerings. The acquisition closed in early May.
•Announced that Ubisoft has adopted Zuora to power its Ubisoft+ and Rocksmith+ subscription services.
•Released Zuora's latest Subscription Economy Index (SEI) report, which found that companies in the SEI have experienced 3.4x faster growth rates than the S&P 500 over the past 12 years.
•New customers and go-lives included Mitsubishi Electric, The Asahi Shimbun Company, AVEVA and The Atlantic.
Financial Outlook:
As of May 22, 2024, we are providing guidance for the second quarter and full fiscal year 2025 based on current market conditions and expectations. For the full fiscal year 2025, we are maintaining our topline outlook and raising our non-GAAP operating income range while absorbing the operating expense impact of Togai. We emphasize that the guidance is subject to various important cautionary factors referenced in the section entitled “Forward-Looking Statements” below.
For the second quarter and full fiscal year 2025, Zuora currently expects the following results:

	Second Quarter	Fiscal 2025
Subscription revenue	$101.0M - $102.0M	$410.0M - $414.0M
Professional services revenue	$10.5M - $11.5M	$41.0M - $45.0M
Total revenue	$111.5M - $113.5M	$451.0M - $459.0M
Non-GAAP income from operations[1]	$17.5M - $19.5M	$80.0M - $82.0M
Non-GAAP net income per share[1,2]	$0.09 - $0.10	$0.41 - $0.43
ARR growth[3]		8% - 10%
Dollar-based Retention Rate[3]		104% - 106%
Adjusted Free Cash Flow[1]		$80.0M+

(1) For information on how we derive our non-GAAP financial measures, see the section titled "Explanation of Non-GAAP Financial Measures" below. Zuora has not reconciled its guidance for non-GAAP income from operations to GAAP loss from operations or non-GAAP net income per share to GAAP net loss per share because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Additionally, adjusted free cash flow has not been reconciled to operating cash flows as it cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation of these non-GAAP measures is not available without unreasonable effort.
(2) Non-GAAP net income per share was computed assuming 149.4 million and 151.0 million weighted-average shares outstanding for the second quarter and full fiscal year 2025, respectively.
(3) Refer to the "Explanation of Key Operational and Financial Metrics" section below for how these metrics are calculated.
These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Explanation of Key Operational and Financial Metrics:
Annual Contract Value (ACV). We define ACV as the subscription revenue we would contractually expect to recognize from a customer over the next twelve months, assuming no increases or reductions in their subscriptions. We define the number of customers at the end of any particular period as the number of parties or organizations that have entered into a distinct subscription contract with us and for which the term has not ended. Each party with whom we have entered into a distinct subscription contract is considered a unique customer, and in some cases, there may be more than one customer within a single organization.
Dollar-based Retention Rate (DBRR). We calculate DBRR as of a period end by starting with the sum of the ACV from all customers as of twelve months prior to such period end, or prior period ACV. We then calculate the sum of the ACV from these same customers as of the current period end, or current period ACV. Current period ACV includes any upsells and also reflects contraction or attrition over the trailing twelve months but excludes revenue from new customers added in the current period. We then divide the current period ACV by the prior period ACV to arrive at our dollar-based retention rate.

Annual Recurring Revenue (ARR). ARR represents the annualized recurring value at the time of initial booking or contract modification for all active subscription contracts at the end of a reporting period. ARR excludes the value of non-recurring revenue such as professional services revenue as well as contracts with new customers with a term of less than one year. ARR should be viewed independently of revenue and deferred revenue, and is not intended to be a substitute for, or combined with, any of these items. ARR growth is calculated by dividing the ARR as of a period end by the ARR for the corresponding period end of the prior fiscal year.

Webcast and Conference Call Information:
Zuora will host a conference call for investors on May 22, 2024 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss the company’s financial results and business highlights. Investors are invited to listen to a live webcast of the conference call by visiting https://investor.zuora.com. A replay of the webcast will be available through May 22, 2025. The call can also be accessed live via phone by the toll-free dial-in number: 1-888-596-4144 or toll dial-in number: 1-646-968-2525 with conference ID 8022374. An audio replay will be available shortly after the call and can be accessed by dialing 1-800-770-2030 or 1-609-800-9909 with conference ID 8022374 available from May 22, 2024 at 4:00 p.m. PT to May 29, 2024 at 11:59 p.m. PT.

Explanation of Non-GAAP Financial Measures:
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures including: non-GAAP cost of subscription revenue; non-GAAP subscription gross margin; non-GAAP cost of professional services revenue; non-GAAP professional services gross margin; non-GAAP gross profit; non-GAAP gross margin; non-GAAP income from operations; non-GAAP operating margin; non-GAAP net income; non-GAAP net income per share; and adjusted free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.
We use non-GAAP financial measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our Board of Directors concerning our financial performance. We believe these non-GAAP measures provide investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our operating results. We also believe these non-GAAP measures are useful in evaluating our operating performance compared to that of other companies in our industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.

We exclude the following items from one or more of our non-GAAP financial measures:
•Stock-based compensation expense. We exclude stock-based compensation expense, which is a non-cash expense, because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, stock-based compensation expense is not comparable across companies given it is calculated using a variety of valuation methodologies and subjective assumptions.
•Amortization of acquired intangible assets. We exclude amortization of acquired intangible assets, which is a non-cash expense, because we do not believe it has a direct correlation to the operation of our business.
•Charitable contributions. We exclude expenses associated with charitable donations of our common stock. We believe that excluding these non-cash expenses allows investors to make more meaningful comparisons between our operating results and those of other companies.
•Shareholder matters. We exclude non-recurring charges and benefits, net of insurance recoveries, including litigation expenses, settlements and other legal, consulting and advisory fees, related to shareholder matters that are outside of the ordinary course of our business, including expenses related to a cooperation agreement. We believe these charges and benefits do not have a direct correlation to the operations of our business and may vary in size depending on the timing, results and resolution of such litigation, settlements, agreements or other shareholder matters.
•Asset impairment. We exclude non-cash charges for impairment of assets, including impairments related to internal-use software, office leases, and acquired intangible assets. Impairment charges can vary significantly in terms of amount and timing and we do not consider these charges indicative of our current or past operating performance. Moreover, we believe that excluding the effects of these charges allows investors to make more meaningful comparisons between our operating results and those of other companies.
•Change in fair value of debt conversion and warrant liabilities. We exclude fair value adjustments related to the debt conversion and warrant liabilities, which are non-cash gains or losses, as they can fluctuate significantly with changes in Zuora's stock price and market volatility, and do not reflect the underlying cash flows or operational results of the business.
•Acquisition-related expenses. We exclude acquisition-related expenses (including integration-related charges) that are not related to our ongoing operations, including expenses we incurred and gains or losses recognized on contingent consideration, related to our acquisitions. We do not consider these transaction expenses as reflective of our core business or ongoing operating performance.
•Workforce reductions. We exclude charges related to workforce reduction plans, including severance, health care and related expenses. We believe these charges are not indicative of our continuing operations.
Additionally, we disclose "adjusted free cash flow", which is a non-GAAP measure that includes adjustments to operating cash flows for cash impacts related to Shareholder matters and Acquisition-related expenses described above, and net purchases of property and equipment. We include the impact of net purchases of property and equipment in our adjusted free cash flow calculation because we consider these capital expenditures to be a necessary component of our ongoing operations. We believe this measure is meaningful to investors because management reviews cash flows generated from operations excluding such expenditures that are not related to our ongoing operations.
Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.

Forward-Looking Statements:
Zuora’s Financial Outlook and other statements in this release that refer to future plans and expectations are forward-looking statements that involve a number of risks and uncertainties. Words such as “believes,” “may,” “will,” “determine,” “estimates,” “potential,” “continues,” “anticipates,” “intends,” “expects,” “could,” “would,” “projects,” “plans,” “targets,” “strategy,” “likely,” and variations of such words and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this release include our financial outlook for the second quarter and full year fiscal 2025. Forward-looking statements are based on management's expectations as of the date of this filing and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our Form 10-K filed with the Securities and Exchange Commission on March 26, 2024 as well as other documents that may be filed by us from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our ability to attract new customers and retain and expand sales to existing customers; our ability to manage our future revenue and profitability plans effectively; adoption of monetization platform software and related solutions, as well as consumer adoption of products and services that are provided through such solutions; our ability to develop and release new products and services, or successful enhancements, new features and modifications; challenges related to growing our relationships with strategic partners; loss of key employees; our ability to compete in our markets; adverse impacts on our business and financial condition due to macroeconomic or market conditions; the impact of actions to improve operational efficiencies and operating costs; our history of net losses and ability to achieve or sustain profitability; market acceptance of our products; the success of our product development efforts; risks associated with currency exchange rate fluctuations; risks associated with our debt obligations; successful deployment of our solutions by customers after entering into a subscription agreement with us; the success of our sales and product initiatives; our security measures; our ability to adequately protect our intellectual property; interruptions or performance problems; litigation and other shareholder related costs; the anticipated benefits of acquisitions and ability to integrate operations and technology of any acquired company; geopolitical conflicts or destabilizing events; other business effects, including those related to industry, market, economic, political, regulatory and global health conditions and other risks and uncertainties. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
About Zuora, Inc.
Zuora provides a leading monetization suite to build, run and grow a modern business through a dynamic mix of usage-based models, subscription bundles and everything in between. From pricing and packaging, to billing, payments and revenue accounting, Zuora’s flexible, modular software platform is designed to help companies evolve monetization strategies with customer demand. More than 1,000 customers around the world, including BMC Software, Box, Caterpillar, General Motors, Penske Media Corporation, Schneider Electric and Zoom use Zuora’s leading combination of technology and expertise to turn recurring relationships and recurring revenue into recurring growth. Zuora is headquartered in Silicon Valley with offices in the Americas, EMEA and APAC. To learn more, please visit zuora.com.
Investor Relations Contact:
Luana Wolk
investorrelations@zuora.com
650-419-1377
Media Relations Contact:
Margaret Juhnke
press@zuora.com
619-609-3919

© 2024 Zuora, Inc. All Rights Reserved. Zuora, Subscribed, Subscription Economy, Powering the Subscription Economy, Subscription Economy Index, Zephr, and Subscription Experience Platform are trademarks or registered trademarks of Zuora, Inc. Third party trademarks mentioned above are owned by their respective companies. Nothing in this press release should be construed to the contrary, or as an approval, endorsement or sponsorship by any third parties of Zuora, Inc. or any aspect of this press release.
SOURCE: Zuora, Inc.

ZUORA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands, except per share data)
(unaudited)

	Three Months Ended April 30,
	2024	2023
Revenue:
Subscription	$98,959	$89,711
Professional services	10,810	13,384
Total revenue	109,769	103,095
Cost of revenue:
Subscription[1]	20,689	20,588
Professional services[1]	14,372	16,758
Total cost of revenue	35,061	37,346
Gross profit	74,708	65,749
Operating expenses:
Research and development[1]	23,566	25,668
Sales and marketing[1]	35,845	41,444
General and administrative[1]	19,269	18,816
Total operating expenses	78,680	85,928
Loss from operations	(3,972)	(20,179)
Change in fair value of debt conversion and warrant liabilities	(7,928)	30
Interest expense	(6,771)	(4,387)
Interest and other income (expense), net	5,315	5,710
Loss before income taxes	(13,356)	(18,826)
Income tax provision	352	469
Net loss	(13,708)	(19,295)
Comprehensive loss:
Foreign currency translation adjustment	(247)	(283)
Unrealized (loss) gain on available-for-sale securities	(487)	340
Comprehensive loss	$(14,442)	$(19,238)
Net loss per share, basic and diluted	$(0.09)	$(0.14)
Weighted-average shares outstanding used in calculating net loss per share, basic and diluted	146,670	136,190
_____________________
(1) Stock-based compensation expense was recorded in the following cost and expense categories:

	Three Months Ended April 30,
	2024	2023
Cost of subscription revenue	$1,583	$2,359
Cost of professional services revenue	2,038	3,021
Research and development	5,903	6,744
Sales and marketing	5,475	7,977
General and administrative	3,462	5,123
Total stock-based compensation expense	$18,461	$25,224

ZUORA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	April 30, 2024	January 31, 2024
Assets
Current assets:
Cash and cash equivalents	$265,712	$256,065
Short-term investments	281,442	258,120
Accounts receivable, net	77,399	124,602
Deferred commissions, current portion	15,934	15,870
Prepaid expenses and other current assets	25,624	23,261
Total current assets	666,111	677,918
Property and equipment, net	26,218	25,961
Operating lease right-of-use assets	21,270	22,462
Purchased intangibles, net	9,474	10,082
Deferred commissions, net of current portion	25,952	27,250
Goodwill	56,147	56,657
Other assets	4,574	3,506
Total assets	$809,746	$823,836
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$153	$3,161
Accrued expenses and other current liabilities	41,308	32,157
Accrued employee liabilities	28,465	37,722
Deferred revenue, current portion	184,278	199,615
Operating lease liabilities, current portion	5,929	6,760
Total current liabilities	260,133	279,415
Long-term debt	362,310	359,525
Deferred revenue, net of current portion	1,411	2,802
Operating lease liabilities, net of current portion	35,276	37,100
Deferred tax liabilities	3,726	3,725
Other long-term liabilities	7,592	7,582
Total liabilities	670,448	690,149
Stockholders’ equity:
Class A common stock	14	14
Class B common stock	1	1
Additional paid-in capital	984,194	964,141
Accumulated other comprehensive loss	(1,593)	(859)
Accumulated deficit	(843,318)	(829,610)
Total stockholders’ equity	139,298	133,687
Total liabilities and stockholders’ equity	$809,746	$823,836

ZUORA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(13,708)	$(19,295)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, amortization and accretion	4,235	4,290
Stock-based compensation	18,461	25,224
Provision for credit losses	501	1,117
Amortization of deferred commissions	4,554	4,970
Reduction in carrying amount of right-of-use assets	1,192	1,584
Change in fair value of debt conversion and warrant liabilities	7,928	(30)
Other	78	140
Changes in operating assets and liabilities:
Accounts receivable	46,702	7,531
Prepaid expenses and other assets	(2,745)	(112)
Deferred commissions	(3,375)	(3,607)
Accounts payable	(3,002)	4,703
Accrued expenses and other liabilities	1,234	(2,000)
Accrued employee liabilities	(9,257)	(3,823)
Deferred revenue	(16,728)	(2,527)
Operating lease liabilities	(3,200)	(3,572)
Net cash provided by operating activities	32,870	14,593
Cash flows from investing activities:
Purchases of property and equipment	(2,655)	(1,657)
Purchases of short-term investments	(90,399)	(61,745)
Maturities of short-term investments	68,486	88,228
Cash paid for acquisition	—	(4,524)
Net cash (used in) provided by investing activities	(24,568)	20,302
Cash flows from financing activities:
Proceeds from issuance of common stock upon exercise of stock options	1,592	537
Net cash provided by financing activities	1,592	537
Effect of exchange rates on cash and cash equivalents	(247)	(283)
Net increase in cash and cash equivalents	9,647	35,149
Cash and cash equivalents, beginning of period	256,065	203,239
Cash and cash equivalents, end of period	$265,712	$238,388

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages)
(unaudited)

Subscription Gross Margin

	Three Months Ended April 30,
	2024	2023
Reconciliation of cost of subscription revenue:
GAAP cost of subscription revenue	$20,689	$20,588
Less:
Stock-based compensation	(1,583)	(2,359)
Amortization of acquired intangibles	(608)	(738)
Workforce reductions	(166)	(38)
Non-GAAP cost of subscription revenue	$18,332	$17,453
GAAP subscription gross margin	79%	77%
Non-GAAP subscription gross margin	81%	81%

Professional Services Gross Margin

	Three Months Ended April 30,
	2024	2023
Reconciliation of cost of professional services revenue:
GAAP cost of professional services revenue	$14,372	$16,758
(Less) Add:
Stock-based compensation	(2,038)	(3,021)
Workforce reductions	6	—
Non-GAAP cost of professional services revenue	$12,340	$13,737
GAAP professional services gross margin	(33)%	(25)%
Non-GAAP professional services gross margin	(14)%	(3)%

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(in thousands, except percentages)
(unaudited)

Total Gross Margin

	Three Months Ended April 30,
	2024	2023
Reconciliation of gross profit:
GAAP gross profit	$74,708	$65,749
Add:
Stock-based compensation	3,621	5,380
Amortization of acquired intangibles	608	738
Workforce reductions	160	38
Non-GAAP gross profit	$79,097	$71,905
GAAP gross margin	68%	64%
Non-GAAP gross margin	72%	70%

Operating (Loss) Income and Operating Margin

	Three Months Ended April 30,
	2024	2023
Reconciliation of (loss) income from operations:
GAAP loss from operations	$(3,972)	$(20,179)
Add:
Stock-based compensation	18,461	25,224
Shareholder matters	2,765	35
Workforce reductions	700	219
Amortization of acquired intangibles	608	738
Acquisition-related expenses	—	34
Non-GAAP income from operations	$18,562	$6,071
GAAP operating margin	(4)%	(20)%
Non-GAAP operating margin	17%	6%

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(in thousands, except per share data)
(unaudited)

Net (Loss) Income and Net (Loss) Income Per Share

	Three Months Ended April 30,
	2024	2023
Reconciliation of net (loss) income:
GAAP net loss	$(13,708)	$(19,295)
Add:
Stock-based compensation	18,461	25,224
Change in fair value of debt conversion and warrant liabilities	7,928	(30)
Shareholder matters	2,765	35
Workforce reductions	700	219
Amortization of acquired intangibles	608	738
Acquisition-related expenses	—	34
Non-GAAP net income	$16,754	$6,925
GAAP net loss per share, basic and diluted[1]	$(0.09)	$(0.14)
Non-GAAP net income per share, basic and diluted[1]	$0.11	$0.05
_________________________________

(1) For the three months ended April 30, 2024 and 2023, GAAP and Non-GAAP net (loss) income per share are calculated based upon 146.7 million and 136.2 million basic and diluted weighted-average shares of common stock, respectively.

Adjusted Free Cash Flow

	Three Months Ended April 30,
	2024	2023
Net cash provided by operating activities (GAAP)	$32,870	$14,593
Add:
Shareholder matters	1,188	27
Acquisition-related expenses	—	16
Less:
Purchases of property and equipment	(2,655)	(1,657)
Adjusted free cash flow (non-GAAP)	$31,403	$12,979
Net cash (used in) provided by investing activities (GAAP)	$(24,568)	$20,302
Net cash provided by financing activities (GAAP)	$1,592	$537